EXHIBIT 16.1

                                                      Quintanilla
                                          Accountancy Corporation
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American Institute of Certified Public Accountants
California Society of Certified Public Accountants



                              February 25, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Global Life Sciences, Inc. (formerly Too Gourmet, Inc.)


     I have read the statements that I understand Global Life Sciences, Inc. (formerly Too Gourmet, Inc.) will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

                              Best regards,

                              /s/ Quintanilla
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                              Quintanilla Accountancy Corporation